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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Long-Term Incentive Plan and the Incentive Stock Plan of Women First HealthCare, Inc. of our report dated March 11, 1999, with respect to the consolidated financial statements of Women First HealthCare, Inc. included in its Registration Statement No. 333-74367 on Form S-1, filed with the Securities & Exchange Commission.


/s/ Ernst & Young LLP


San Diego, California
July 1, 1999